UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2020
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
 (Exact name of registrants as specified in its charter)
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Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 16, 2020, the U.S. Bankruptcy Court for the Northern District of Texas approved the Trustee’s Motion to Approve Redemption of Additional Units and Partnership Interests, granting the Trustee the authority to redeem Trust Units in the Life Partners Position Holder Trust and Ownership Interests in the Life Partners IRA Holder Partnership, LLC, whenever, in the discretion of the Trustee, it makes financial or administrative sense to do so. Pursuant to the Court’s order, the Trustee has elected to redeem the Trust Units and Partnership Ownership Interests of all holders with fewer than 4,000 of such Units and/or Ownership Interests, all holders outside the United States and Canada, and one other holder with special circumstances at a cash price of $0.19 per Unit or Ownership Interest, with the redemption to be made to such holders as of the record date of September 28, 2020. The redemption occurred on September 29, 2020, on which date 2579 holders representing 9,714,959 Units and/or Ownership Interests were redeemed for a total redemption price of $1,845,842.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: September 29, 2020	By:	/s/ Michael Quilling
Michael Quilling
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: September 29, 2020	By:	/s/ Michael Quilling
Michael Quilling
Manager